UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): December 8, 2003


                             AEGIS ASSESSMENTS, INC.
                             -----------------------
        (Exact name of small business issuer as specified in its charter)

Commission file number

Delaware                                                72-1525702
--------                                                ----------
(State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)


             4100 Newport Place, Suite 660, Newport Beach, CA 92660
             ------------------------------------------------------
                    (Address of principal executive offices)

                                  877.718.7599
                                  ------------
                           (Issuer's telephone number)

ITEM  4.     Change in Registrant's Certifying Accountant

Effective December 8, 2003, the Company decided to replace Kelly & Company, which audited the Company's financial statements for the fiscal year ended July 31, 2003, with Hein & Associates, LLP to act as the Company's independent auditors. The reports of Kelly & Company for that fiscal year did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. However, the report of Kelly & Company for that fiscal year was qualified with respect to uncertainty as to the Company's ability to continue as a going concern. During the Company's most recent fiscal year and subsequent interim periods there were no disagreements with Kelly & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Kelly & Company would have caused it to make reference to such disagreements in its reports.

The Company has authorized Kelly & Company to discuss any matter relating to the Company and its operations with Hein & Associates, LLP

The change in the Company's auditors was recommended and approved by the board of directors of the Company.

During the two most recent fiscal years, the Company did not consult with Hein & Associates, LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or a reportable event as defined in the regulations of the Securities and Exchange Commission.

Kelly & Company has reviewed the disclosures contained in this 8-K report. The Company has advised Kelly & Company that it has the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission concerning any new information, clarifying the Company's disclosures herein, or stating any reason why Kelly & Company does not agree with any statements made by the Company in this report. A copy of Kelly & Company's comment letter is attached as an exhibit hereto.

ITEM 7. Financial Statements and Exhibits

INDEX TO EXHIBITS
16.1 Letter from Kelly & Company, certified public accountants, to the Securities and Exchange Commission dated December 10, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 12, 2003

Aegis Assessments, Inc.

/s/ Richard Reincke
-------------------
Richard Reincke
Secretary and Chief Operating Officer